United States Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

Federated Global Allocation Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

____________________________________________________________

2)       Form, Schedule or Registration Statement No.:

____________________________________________________________

3)       Filing Party:

____________________________________________________________

4)       Date Filed:

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URGENT: YOUR VOTE IS CRITICAL

Time is Running Out!

PLEASE VOTE TODAY

We have contacted you multiple times requesting your vote regarding an important special meeting of shareholders for the Federated Absolute Return Fund that has been adjourned for a second time to June 26, 2019.

According to our records, we have not received your vote!

It is important that we receive your vote by June 26, 2019 because it will help to avoid having to adjourn the meeting further. It will also prevent the Fund from spending additional money soliciting your vote. If you have any questions or would like to vote, please call the number listed below:

1-855-749-3635

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call
Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by June 26, 2019.

Call the phone number above Monday – Friday, 9:00am – 10:00pm, Eastern time to speak with a proxy specialist.

OR

If you have your proxy materials, call the number on your card and follow the touch-tone prompts to vote.